=============================================================================














                             AGREEMENT AND PLAN OF MERGER

                                     By and Among
                              Gateway Energy Corporation
                              Gateway Processing Company
                                         and
                                Abtech Resources, Inc.











                                     DATED AS OF
                                     JULY 1, 1998



=============================================================================

                                  TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
ARTICLE I      TERMS OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . .I-1
     1.1       The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . .I-1
     1.2       Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . .I-1
     1.3       Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . .I-2
     1.4       Surrender and Exchange of Shares; Payment of
               Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . .I-2
     1.5       Other Effects of Merger . . . . . . . . . . . . . . . . . . . . . .I-3
     1.6       Private Offering. . . . . . . . . . . . . . . . . . . . . . . . . .I-3
     1.7       Tax-Free Reorganization . . . . . . . . . . . . . . . . . . . . . .I-3
     1.8       Additional Actions. . . . . . . . . . . . . . . . . . . . . . . . .I-3


ARTICLE II     REPRESENTATIONS, WARRANTIES AND CERTAIN
               COVENANTS OF ABTECH . . . . . . . . . . . . . . . . . . . . . . . .I-3
     2.1       Organization and Good Standing. . . . . . . . . . . . . . . . . . .I-3
     2.2       Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . .I-4
     2.3       Authorization; Binding Agreement. . . . . . . . . . . . . . . . . .I-4
     2.4       Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . .I-4
     2.5       No Violations . . . . . . . . . . . . . . . . . . . . . . . . . . .I-5
     2.6       Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .I-5
     2.7       Abtech Financial Statements . . . . . . . . . . . . . . . . . . . .I-5
     2.8       Absence of Certain Changes or Events. . . . . . . . . . . . . . . .I-6
     2.9       Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . .I-6
     2.10      Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .I-6
     2.11      Finders and Investment Bankers. . . . . . . . . . . . . . . . . . .I-6
     2.12      Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .I-6
     2.13      Taxes and Returns . . . . . . . . . . . . . . . . . . . . . . . . .I-6

ARTICLE III    REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS
               OF GATEWAY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .I-7
     3.1       Organization and Good Standing. . . . . . . . . . . . . . . . . . .I-7
     3.2       Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . .I-8
     3.3       Authorization; Binding Agreement. . . . . . . . . . . . . . . . . .I-8
     3.4       Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . .I-8
     3.5       No Violations . . . . . . . . . . . . . . . . . . . . . . . . . . .I-8
     3.6       Securities Filings and Litigation . . . . . . . . . . . . . . . . .I-9
     3.7       Gateway Financial Statements  . . . . . . . . . . . . . . . . . . I-10
     3.8       Absence of Certain Changes or Events. . . . . . . . . . . . . . . I-10
     3.9       Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . I-10

                                         I-i


ARTICLE IV     ADDITIONAL COVENANTS OF ABTECH. . . . . . . . . . . . . . . . . . I-10
     4.1       Conduct of Business of Abtech . . . . . . . . . . . . . . . . . . I-10
     4.2       Notification of Certain Matters . . . . . . . . . . . . . . . . . I-12
     4.3       Access and Information. . . . . . . . . . . . . . . . . . . . . . I-12
     4.4       Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . I-12
     4.5       Reasonable Business Efforts . . . . . . . . . . . . . . . . . . . I-13
     4.6       Public Announcements  . . . . . . . . . . . . . . . . . . . . . . I-13
     4.7       Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . I-13
     4.8       Tax Opinion Certification . . . . . . . . . . . . . . . . . . . . I-13

ARTICLE V      ADDITIONAL COVENANTS OF GATEWAY . . . . . . . . . . . . . . . . . I-14
     5.1       Conduct of Business of Gateway  . . . . . . . . . . . . . . . . . I-14
     5.2       Notification of Certain Matters . . . . . . . . . . . . . . . . . I-15
     5.3       Access and Information. . . . . . . . . . . . . . . . . . . . . . I-15
     5.4       Reasonable Business Efforts . . . . . . . . . . . . . . . . . . . I-16
     5.5       Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . I-16
     5.6       SEC Filings, Shareholder Notices and News Releases. . . . . . . . I-16

ARTICLE VI     CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . I-16
     6.1       Conditions to Each Party's Obligations. . . . . . . . . . . . . . I-16
     6.1.1     Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . I-16
     6.1.2     No Injunction or Action . . . . . . . . . . . . . . . . . . . . . I-16
     6.1.3     Required Consents . . . . . . . . . . . . . . . . . . . . . . . . I-17
     6.1.4     Blue Sky  . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-17
     6.1.5     Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . I-17
     6.2       Conditions to Obligations of Abtech . . . . . . . . . . . . . . . I-17
     6.2.1     Gateway Representations and Warranties. . . . . . . . . . . . . . I-17
     6.2.2     Performance by Gateway. . . . . . . . . . . . . . . . . . . . . . I-17
     6.2.3     No Material Adverse Change. . . . . . . . . . . . . . . . . . . . I-17
     6.2.4     Certificates and Other Deliveries . . . . . . . . . . . . . . . . I-17
     6.3       Conditions to Obligations of Gateway. . . . . . . . . . . . . . . I-18
     6.3.1     Abtech Representations and Warranties . . . . . . . . . . . . . . I-18
     6.3.2     Performance by Abtech . . . . . . . . . . . . . . . . . . . . . . I-18
     6.3.3     No Material Adverse Change  . . . . . . . . . . . . . . . . . . . I-18
     6.3.4     Certificates and Other Deliveries . . . . . . . . . . . . . . . . I-18
     6.3.5     Balance Sheet Items . . . . . . . . . . . . . . . . . . . . . . . I-19

ARTICLE VII    TERMINATION AND ABANDONMENT
     7.1       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . I-19
     7.2       Effect of Termination and Abandonment . . . . . . . . . . . . . . I-20
     7.3       Procedure Upon Termination  . . . . . . . . . . . . . . . . . . . I-20

                                         I-ii


ARTICLE VIII   MISCELLANEOUS
     8.1       Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . I-20
     8.2       Amendment and Modification  . . . . . . . . . . . . . . . . . . . I-21
     8.3       Waiver of Compliance; Consents  . . . . . . . . . . . . . . . . . I-21
     8.4       Survival of Representations and Warranties  . . . . . . . . . . . I-21
     8.5       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-22
     8.6       Binding Effect; Assignment. . . . . . . . . . . . . . . . . . . . I-22
     8.7       Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-23
     8.8       Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . I-23
     8.9       Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . I-23
     8.10      Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . I-23
     8.11      Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . I-23
     8.12      Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . I-23
     8.13      Specific Performance  . . . . . . . . . . . . . . . . . . . . . . I-23
     8.14      Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . I-24
     8.15      By-Law Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . I-24

                             AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (the "AGREEMENT") made and entered into as of July 1, 1998, by and among Gateway Energy Corporation, a Delaware corporation ("GATEWAY"), Gateway Processing Company, a Texas corporation and wholly owned subsidiary of Gateway ("GATEWAY PROCESSING"), and Abtech Resources, Inc., a Texas corporation ("ABTECH").

                                       RECITALS

     A. The respective Boards of Directors of Abtech, Gateway Processing and Gateway have approved the merger (the "MERGER") of Abtech with and into Gateway Processing in accordance with the laws of the State of Texas and the provisions of this Agreement.

     B. Abtech, Gateway Processing and Gateway desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                      ARTICLE I
                                 TERMS OF THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the Texas Business Corporation Act (the "TEXAS ACT"). At the Effective Time (as defined in
SECTION 1.2 below), upon the terms and subject to the conditions of this Agreement, Abtech shall be merged with and into Gateway Processing in accordance with the Texas Act and the Texas Act and the separate existence of Abtech shall thereupon cease, and Gateway Processing, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Texas as a subsidiary of Gateway. The parties shall prepare and execute a certificate of merger (the "CERTIFICATE OF MERGER") in order to comply in all respects with the requirements of the Texas Act and with the provisions of this Agreement.

     1.2 EFFECTIVE TIME. The Merger shall become effective at the time of the filing of a Certificate of Merger with the Secretary of State of Texas in accordance with the applicable provisions of the Texas Act or at such later time as may be specified in the Certificate of Merger. The Certificate of Merger shall be filed as soon as practicable after all of the conditions set forth in this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same. Gateway and Abtech shall mutually determine the time of such filing and the place where the closing of the Merger (the "CLOSING") shall occur. The time when the Merger shall become effective is herein referred to as the "EFFECTIVE
TIME" and the date on which the Effective Time occurs is herein referred to as the "CLOSING DATE."

     1.3 MERGER CONSIDERATION. Subject to the provisions of this Agreement and any applicable backup or other withholding requirements, each of the issued and outstanding shares (the "ABTECH SHARES") of common stock, par value $1.00 per share, of Abtech (the "ABTECH COMMON STOCK") as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, in exchange for each of the Abtech Shares, either 33.536 shares of Gateway common stock, $0.25 par value per share ("GATEWAY STOCK") or $29.33 cash (collectively the "MERGER CONSIDERATION"). The exact amount of the Merger Consideration to be payable to each holder (the "SELLING SHAREHOLDER" and collectively "SELLING SHAREHOLDERS") of Abtech Common Stock is as follows:

                             Number of Shares of
        Name               Abtech Common Stock Owned      Merger Consideration
     Michael Fadden                8,200                    275,000 shares of
                                                            Gateway Stock

     Advanced Extraction           1,500                    $ 44,000.00
     Technologies, Inc.

     Thomas Warren                   300                    10,061 shares of
                                                            Gateway Stock


     1.4 SURRENDER AND EXCHANGE OF SHARES; PAYMENT OF MERGER CONSIDERATION. (a) Prior to the Closing Date, Gateway shall distribute to the Selling Shareholders the Transmittal and Representation letter attached as EXHIBIT 1 to this Agreement. On the Closing Date, each holder of an Abtech Share shall surrender and deliver the Certificates to Gateway together with a duly completed and executed Transmittal and Representation Letter. Upon such surrender and delivery, the holder shall receive a certificate representing the number of whole shares of Gateway Stock and cash into which such holder's Abtech Shares have been converted pursuant to this Agreement. Until so surrendered and exchanged, each outstanding Certificate after the Effective Time shall be deemed for all purposes to evidence the right to the Merger Consideration.

     (a) At the Effective Time, the stock transfer books of Abtech shall be closed and no transfer of Abtech Shares shall be made thereafter, other than transfers of Abtech Shares that have occurred prior to the Effective Time. In the event that, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in SECTION 1.3.

     1.5 OTHER EFFECTS OF MERGER. The Merger shall have all further effects as specified in the applicable provisions of the Texas Act.

     1.6 PRIVATE OFFERING. The exchange of the Abtech Common Stock for the Gateway Stock shall be effected pursuant to Section 4(2) of the Securities Act of 1933, as amended ("SECURITIES ACT") and Sections 5.G and 5.I of the Texas Securities Act. Michael T. Fadden and Thomas Warren will be provided a Gateway Form 10-KSB for the Year Ended February 28, l998 and a definitive proxy statement for the 1998 Annual Meeting of Shareholders along with a copy of this Agreement. Messrs Fadden and Warren will be required to execute and deliver to Gateway a Transmittal and Representation Letter in the form contained as Exhibit 1 hereto. The certificates for the Gateway Stock shall contain a legend reflecting the appropriate resale restrictions under Section 4(2) of the Securities Act.

     1.7 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368 (a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "CODE"). None of the parties will knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     1.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Gateway Processing or Abtech or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Gateway Processing or Abtech, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Gateway Processing or Abtech, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                      ARTICLE II
                       REPRESENTATIONS, WARRANTIES AND CERTAIN
                                 COVENANTS OF ABTECH

     Abtech represents, warrants and/or covenants to and with Gateway as follows:

     2.1 ORGANIZATION AND GOOD STANDING. Abtech is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Abtech is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), prospects, condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of Abtech (ABTECH MATERIAL ADVERSE EFFECT"). Abtech has heretofore made available to Gateway accurate and complete copies of the Articles of Incorporation and Bylaws, as currently in effect, of Abtech.

     2.2  CAPITALIZATION.  As of the date hereof, the authorized capital stock
of Abtech consists of 10,000 shares of Abtech Common Stock.   As of the date
hereof, all 10,000 shares of Abtech Common Stock were issued and outstanding.
No other capital stock of Abtech is authorized or issued. All issued and outstanding shares of the Abtech Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities laws. Thereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Abtech, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Abtech or the ownership thereof other than those imposed by the Securities Act, applicable state securities laws or applicable corporate law.

     2.3 AUTHORIZATION; BINDING AGREEMENT. Abtech has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by Abtech's Board of Directors and no other corporate proceedings on the part of Abtech are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the adoption of this Agreement by the shareholders of Abtech in accordance with the Texas Act and the Articles of Incorporation and Bylaws of Abtech). This Agreement has been duly and validly executed and delivered by Abtech and constitutes, and upon execution and delivery thereof as contemplated by this Agreement will constitute, the legal, valid and binding agreement of Abtech, enforceable against Abtech in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("ENFORCEABILITY EXCEPTIONS".)

     2.4 GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("CONSENT") any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("GOVERNMENTAL AUTHORITY") on the part of Abtech is required in connection with the execution or delivery by Abtech of this Agreement or the consummation by Abtech of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretary of State of Texas in accordance with the Texas Act, (ii) filings with state securities laws administrators, and (iii) such filings as may be required in any jurisdiction where Abtech is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization.

     2.5 NO VIOLATIONS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance by Abtech with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws or other governing instruments of Abtech, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Abtech Material Contract (as hereinafter defined), (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Abtech, or (iv) contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ( "Law",) currently in effect to which Abtech assets or properties are subject, except in the case of clauses (ii), (iii) and
(iv), above, for any deviations from the foregoing which do not or would not have a Abtech Material Adverse Effect.

     2.6 LITIGATION. There is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority ("LITIGATION") pending, or to the knowledge of Abtech, threatened against Abtech, any officer, director, employee or agent thereof in his or her capacity as such, or otherwise relating to Abtech or its securities or any properties or rights of Abtech. Further, Abtech management is unaware of any facts based upon which Litigation could be initiated against Abtech.

     2.7 ABTECH FINANCIAL STATEMENTS. The unaudited financial statements of Abtech for the year ended December 31, 1997 (the "ABTECH FINANCIAL STATEMENTS") present fairly, in all material respects, the financial position of Abtech as of December 31, 1997.

     2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, through the date of this Agreement, there has not been (i) any event, occurrence, fact, condition, change, development or effect ("EVENT") that has had or could reasonably be expected to have a Abtech Material Adverse Effect; or
(ii) any declaration, payment or setting aside for payment of any dividend (other than a pre-closing cash dividend not to exceed $5,000.00) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of Abtech by or from Abtech.

     2.9 COMPLIANCE WITH LAWS. The business of Abtech has been operated in compliance with all Laws and all tariffs, rules and regulations applicable to the its business except for any instances of non-compliance which do not and will not have a Abtech Material Adverse Effect.

     2.10 PERMITS. (i) Abtech has all permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their business (collectively, "ABTECH PERMITS"), (ii) Abtech is not in violation of any Abtech Permit, and (iii) no proceedings are pending or, to the knowledge of Abtech, threatened, to revoke or limit any Abtech Permit, except, in each case, those the absence or violation of which do not and will not have a Abtech Material Adverse Effect.

     2.11 FINDERS AND INVESTMENT BANKERS. Neither Abtech nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     2.12 CONTRACTS. Except for the Agreement dated April 27, 1994 as amended through January 6, 1997 between Abtech and Advanced Extraction Technologies, Inc. ("AET AGREEMENT"), Abtech is neither a party nor is subject to any material note, bond, mortgage, indenture, contract, lease, license, agreement, or instrument, ("ABTECH MATERIAL CONTRACT"), which Abtech Material Contract may be oral or in writing. The AET Agreement is valid and binding and is in full force and effect and enforceable against Abtech in accordance with its terms. The AET Agreement shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement. Abtech is not in violation or breach of or default under the AET Agreement.

     2.13  TAXES AND RETURNS.
     (a) Abtech has timely filed, or caused to be timely filed all material Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Abtech Financial Statements have been established or which are being contested in good faith. There are no claims or assessments pending against Abtech for any alleged deficiency in any Tax, and Abtech has not been notified in writing of any proposed Tax claims or assessments against Abtech (other than in each case, claims or assessments for which adequate reserves in the Abtech Financial Statements have been established or which are being contested in good faith or are immaterial in amount). Abtech has not executed any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Abtech for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any return.

     (b) To the best knowledge of Abtech, there are no liens for material amounts of Taxes on the assets of Abtech except for statutory liens for current Taxes not yet due and payable.

     (c) For purposes of this Agreement, the term "TAX" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority.
The term "TAX RETURN" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.


                                     ARTICLE III
                           REPRESENTATIONS, WARRANTIES AND
                             CERTAIN COVENANTS OF GATEWAY

     Gateway represents, warrants and/or covenants to and with Abtech as follows:

     3.1 ORGANIZATION AND GOOD STANDING. Gateway and Gateway Processing each is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware and Texas, respectively, and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Gateway is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), prospects, condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of Gateway taken as a whole ("GATEWAY MATERIAL ADVERSE EFFECT"). Gateway has heretofore made available to Abtech accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of Gateway.

     3.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Gateway consists of 17,500,000 shares of Gateway Stock. As of July 1, 1998, 14,457,400 shares of Gateway Stock were issued and outstanding. No other capital stock of Gateway is authorized or issued. All issued and outstanding shares of the Gateway Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities laws. Except as set forth in the Gateway Securities Filings (as hereinafter defined) or as otherwise contemplated by this Agreement, as of the date hereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Gateway, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. Except as disclosed in the Gateway Securities Filings, there are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Gateway or the ownership thereof other than those imposed by the Securities Act, the Securities Exchange Act, applicable state securities laws or applicable corporate law.

     3.3 AUTHORIZATION; BINDING AGREEMENT. Gateway and Gateway Processing have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the respective Boards of Directors of Gateway and Gateway Processing, as appropriate, and no other corporate proceedings on the part of Gateway or Gateway Processing are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby or thereby (other than the requisite approval by the sole shareholder of Gateway Processing of this Agreement and the Merger). This Agreement has been duly and validly executed and delivered by each of Gateway and Gateway Processing and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, will constitute, the legal, valid and binding agreements of Gateway and Gateway Processing, enforceable against each of Gateway and Gateway Processing in accordance with its terms, subject to the Enforceability Exceptions.

     3.4 GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of Gateway is required in connection with the execution or delivery by Gateway of this Agreement or the consummation by Gateway of the transactions contemplated hereby or thereby.

     3.5 NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and thereby and compliance by Gateway with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of Gateway, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Gateway Material Contract (as hereinafter defined), (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Gateway, or (iv) contravene any Law currently in effect to which Gateway or its or any of its assets or properties is subject, except in the case of clauses
(ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have an Gateway Material Adverse Effect.

     3.6 SECURITIES FILINGS AND LITIGATION. Gateway has made available to Abtech true and complete copies of (i) its Annual Report on Form 10-KSB, for the year ended February 28, 1998, as filed with the Securities and Exchange Commission ("SEC") and (ii) its proxy statement relating to the annual meeting of shareholders of Gateway for 1998, as filed with the SEC. The reports and statements set forth in clauses (i) and (ii), above, and those subsequently provided or required to be provided pursuant to this Section, are referred to collectively as the "GATEWAY SECURITIES FILINGS"). As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Gateway Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Gateway Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Gateway Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Gateway Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Gateway Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. There is no Litigation pending or, to the knowledge of Gateway, threatened against Gateway, any officer, director, employee or agent thereof, in his official capacity as such, or as a fiduciary with respect to any Gateway Benefit Plan, as hereinafter defined, or otherwise relating to Gateway or the securities of any of them, or any properties or rights of Gateway or any Gateway Benefit Plan which is required to be described in any Gateway Securities Filing that is not so described. No event has occurred as a consequence of which Gateway would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as amended) filed by Gateway with the SEC after the date hereof shall be provided to Abtech on the date of such filing.

     3.7 GATEWAY FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited interim financial statements of Gateway included in the Gateway Securities Filings (the "GATEWAY FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of Gateway as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act.

     3.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Gateway Securities Filings and as described below, since February 28, 1998 through the date of this Agreement, there has not been: (i) any Event that has had or could reasonably be expected to have an Gateway Material Adverse Effect; or (ii) any declaration, payment or setting aside for payment of any dividend or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of Gateway by or from Gateway.

     3.9 COMPLIANCE WITH LAWS. The business of Gateway has been operated in compliance with all Laws applicable to its business, except for any instances of non-compliance which do not and will not have an Gateway Material Adverse Effect.


                                      ARTICLE IV
                            ADDITIONAL COVENANTS OF ABTECH

     Abtech represents, covenants and agrees as follows:

     4.1 CONDUCT OF BUSINESS OF ABTECH. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Abtech shall conduct its business in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and Abtech shall use its reasonable business efforts to preserve intact its business organization, to keep available the services of its officers and to maintain satisfactory relationships with all persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date of this Agreement and prior to the Effective Time, Abtech will not, without the prior written consent of Gateway:

          (i) amend or propose to amend its Articles of Incorporation or Bylaws in any material respect;

          (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Abtech including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Abtech; and

          (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

          (iv) other than in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt or obligations in respect of capital leases, except refinancings of existing obligations on terms that are no less favorable to Abtech than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel, relocation or business advances to employees made in the ordinary course of business consistent with past practice); (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to Abtech other than to secure debt permitted under (a) of this clause (iv);

          (v) increase in any manner the compensation of any of its officers or enter into any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice;

          (vi) enter into any lease or amend any lease of real property other than in the ordinary course of business consistent with past practice; or

          (vii) modify, amend or terminate the AET Agreement.

     Furthermore, Abtech covenants, represents and warrants that from and after the date of this Agreement, unless Gateway shall otherwise expressly consent in writing, Abtech shall use its reasonable business efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Abtech Permits necessary for, or otherwise material to, such business.

     4.2 NOTIFICATION OF CERTAIN MATTERS. Abtech shall give prompt notice to Gateway if any of the following occur after the date of this Agreement: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under the AET Agreement;
(ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which could have a Abtech Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting Abtech, or any of its properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Abtech which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or any material development in connection with any Litigation disclosed by Abtech in or pursuant to this Agreement; (vi) the termination, for whatever reason, of any of the Abtech officers; and (vii) the occurrence of any Event that could cause a breach by Abtech of any provision of this Agreement, including such a breach that could occur if such Event had taken place on or prior to the date of this Agreement.

      4.3 ACCESS AND INFORMATION. Between the date of this Agreement and the Effective Time, Abtech will give, and shall direct its accountants and legal counsel to give, Gateway, and its respective authorized representatives (including, without limitation, financial advisors, accountants and legal counsel) at all reasonable times access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to Abtech, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Gateway with such financial and operating data and other information with respect to the business and properties of Abtech as Gateway may from time to time reasonably request.

     4.4 SHAREHOLDER APPROVAL. As soon as practicable, Abtech will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving the Merger, including this Agreement (the "ABTECH PROPOSAL") and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. In the alternative, shareholder approval of the Abtech Proposal will be obtained by the unanimous written consent of Abtech's shareholders without a meeting. Except as otherwise contemplated by this Agreement, the Board of Directors of Abtech (i) will recommend to the shareholders of Abtech that they approve the Abtech Proposal, and (ii) will use its reasonable best efforts to obtain any necessary approval by Abtech's shareholders of the Abtech Proposal including, without limitation, voting the Abtech Shares held by such Directors for such adoption and approval.

     4.5 REASONABLE BUSINESS EFFORTS. Subject to the terms and conditions herein provided, Abtech agrees to use its reasonable business efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement including, but not limited to (i) obtaining any necessary Consents to this Agreement and the transactions contemplated hereby, (ii) the defending of any Litigation against Abtech challenging this Agreement or the consummation of the transactions contemplated hereby, and (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated thereby. Upon the terms and subject to the conditions hereof, Abtech agrees to use reasonable business efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the closing set forth herein.

     4.6 PUBLIC ANNOUNCEMENTS. SO long as this Agreement is in effect, Abtech shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, the Abtech Proposal or the transactions contemplated hereby without the consent of Gateway, except where such release or announcement is required by applicable Law, in which case Abtech, prior to making such announcement, shall consult with Gateway regarding the same.

     4.7 COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, Abtech shall comply in all material respects with the provisions of, or be in compliance, in all material respects, with all applicable Laws.

     4.8 TAX OPINION CERTIFICATION. Abtech shall execute and deliver a certificate in a form satisfactory to the counsel of both Abtech and Gateway, signed by an officer of Abtech setting forth factual representations and covenants that will serve as a basis for the tax opinion required pursuant to
SECTION 6.1.5 of this Agreement ("ABTECH TAX OPINION CERTIFICATE").

                                      ARTICLE V
                           ADDITIONAL COVENANTS OF GATEWAY

     Gateway covenants and agrees as follows:

     5.1 CONDUCT OF BUSINESS OF GATEWAY. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Gateway shall conduct its business in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and Gateway shall use its reasonable business efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date hereof and prior to the Effective Time, Gateway will not, without the prior written consent of Abtech:

          (i) amend or propose to amend its Certificate of Incorporation or Bylaws in any material respect;

          (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Gateway, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Gateway, except for the issuance of shares of Gateway Stock pursuant to the exercise of stock options outstanding on the date of this Agreement in accordance with their present terms and except for the grant of employee stock options and issuance of shares of Gateway Stock pursuant to the exercise thereof in the ordinary course of business consistent with past practice;

          (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to Gateway, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities; or

          (iv) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed, material to Gateway, other than in the ordinary course of business consistent with past practice.

     Furthermore, Gateway covenants, represents and warrants that from and after the date of this Agreement, unless Abtech shall otherwise expressly consent in writing, Gateway shall use its reasonable business efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Gateway Permits necessary for, or otherwise material to, such business.

     5.2 NOTIFICATION OF CERTAIN MATTERS. Gateway shall give prompt notice to Abtech if any of the following occur after the date of this Agreement: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Gateway Material Contract which could have an Gateway Material Adverse Effect; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement;
(iii) receipt of any material notice or other communication from any Governmental Authority

(including, but not limited to the NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which could have an Gateway Material Adverse Effect;
(v) the commencement or threat of any Litigation involving or affecting Gateway or any of its respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Gateway or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or any material development in connection with any Litigation disclosed by Gateway in or pursuant to this Agreement or the Gateway Securities Filings; and (vi) the occurrence of any Event that could cause a breach by Gateway of any provision of this Agreement including such a breach that could occur if such Event had taken place on or prior to the date of this Agreement.

     5.3 ACCESS AND INFORMATION. Between the date of this Agreement and the Effective Time, Gateway will give, and shall direct its accountants and legal counsel to give Abtech, and its respective authorized representatives (including, without limitation, its lenders, financial advisors, accountants and legal counsel) at all reasonable times access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to Gateway, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Abtech with (a) such financial and operating data and other information with respect to the business and properties of Gateway as Abtech may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by Gateway pursuant to the requirements of applicable securities laws.

     5.4. REASONABLE BUSINESS EFFORTS. Subject to the terms and conditions herein provided, Gateway agrees to use its reasonable business efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement including, but not limited to (i) the defending of any Litigation against Gateway challenging this Agreement or the consummation of the transactions contemplated hereby, or (ii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated thereby. Upon the terms and subject to the conditions hereof, Gateway agrees to use reasonable business efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

     5.5 COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, Gateway shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

     5.6 SEC FILINGS, SHAREHOLDER NOTICES AND NEWS RELEASES. Gateway shall send to Abtech a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

                                      ARTICLE VI
                                      CONDITIONS

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          6.1.1 SHAREHOLDER APPROVAL. The Abtech Proposal shall have been approved at or prior to the Effective Time by the requisite vote of the shareholders of Abtech in accordance with the Texas Act.

          6.1.2 NO INJUNCTION OR ACTION. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn by the Effective Time. Abtech and Gateway shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

          6.1.3 REQUIRED CONSENTS. Any required Consents of any person to the Merger or the transactions contemplated hereby shall have been obtained and be in full force and effect, except for those the failure of which to obtain will not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), prospects, condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the result of operations of the Surviving Corporation ("SURVIVING CORPORATION MATERIAL ADVERSE EFFECT") or an Gateway Material Adverse Effect.

          6.1.4 BLUE SKY. Gateway shall have received all authorizations under the Texas Securities Act necessary to consummate the transactions contemplated hereby.

          6.1.5 TAX OPINION. Gateway and Abtech shall have received an opinion from Gateway's tax counsel substantially to the effect that, if the Merger is consummated in accordance with the provisions of this Agreement, under current Law, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368 (a) of the Code.

     6.2 CONDITIONS TO OBLIGATIONS OF ABTECH. The obligation of Abtech to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Abtech:

          6.2.1 GATEWAY REPRESENTATIONS AND WARRANTIES. The representations and warranties of Gateway contained in this Agreement that are modified by materiality or Gateway Material Adverse Effect shall be true and correct in all respects and those that are not so modified shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Agreement, as of the Effective Time as if made at the Effective Time.

          6.2.2 PERFORMANCE BY GATEWAY. Gateway shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Gateway at or prior to the Effective Time.

          6.2.3 NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any Event that has or reasonably could be expected to have an Gateway Material Adverse Effect.

          6.2.4 CERTIFICATES AND OTHER DELIVERIES. Gateway shall have delivered to Abtech (i) a certificate executed on its behalf by its President or another authorized officer to the effect that the conditions set forth in SUBSECTIONS 6.2.1, 6.2.2 AND 6.2.3, above, have been satisfied; (ii) a certificate of existence from the Secretary of State of the State of Texas stating that Gateway is a validly existing corporation;
     (iii) duly adopted resolutions of the Board of Directors of each of Gateway and the Board of Directors and shareholder of Gateway Processing approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby and thereby, each certified by its Secretary; and (iv) such other documents and instruments as Abtech reasonably may request.

     6.3 CONDITIONS TO OBLIGATIONS OF GATEWAY. The obligations of Gateway to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Gateway:

          6.3.1 ABTECH REPRESENTATIONS AND WARRANTIES. The representations and warranties of Abtech contained in this Agreement that are modified by materiality or Abtech Material Adverse Effect shall be true and correct in all respects, and those that are not so modified shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Agreement, as of the Effective Time as if made at the Effective Time.

          6.3.2 PERFORMANCE BY ABTECH. Abtech shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Abtech at or prior to the Effective Time.

          6.3.3 NO MATERIAL ADVERSE CHANGE. There shall have not occurred after the date hereof any Event that has or reasonably could be expected to have a Abtech Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

          6.3.4 CERTIFICATES AND OTHER DELIVERIES. Abtech shall have delivered, or caused to be delivered, to Gateway (i) a certificate executed on its behalf by its President or another duly authorized officer to the effect that the conditions set forth in SUBSECTIONS 6.3.1, 6.3.2 AND 6.3.3, above, have been satisfied; (ii) a certificate of good standing from the Secretary of State of the State of Texas stating that Abtech is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors and shareholders of Abtech approving the execution, delivery and performance of this Agreement, the Abtech Proposal and the instruments contemplated hereby and thereby, certified by the Secretary of Abtech; (iv) a true and complete copy of the Articles of Incorporation certified by the Secretary of State of the State of Texas, and a true and complete copy of the Bylaws of Abtech certified by the Secretary thereof;
     (v) the duly executed Abtech Tax Opinion Certificate; and (vi) such other documents and instruments as Gateway reasonably may request.

          6.3.5 DECEMBER 31, 1997 BALANCE SHEET ITEMS. Abtech shall have caused the note payable to Warren in the amount of $1,950 to be paid and the letter agreement dated January 9, 1996 between AET and Abtech shall be transferred out of Abtech.

                                     ARTICLE VII
                             TERMINATION AND ABANDONMENT

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the shareholders of Abtech described herein:

          (a)    by mutual written consent of Gateway and Abtech;

          (b)    by either Gateway or Abtech if:

                      (i) the Merger shall not have been consummated on or prior to December 31, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this SECTION

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

                 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                      (ii)    the approval of Abtech's shareholders required by
                 SECTION 6.1.1 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof;

                      (iii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by Gateway, if Abtech shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to Abtech;

          (d) by Gateway if the Board of Directors of Abtech or any committee thereof shall have withdrawn or modified in a manner adverse to Gateway its approval or recommendation of the Abtech Proposal, or failed to reconfirm its recommendation within fifteen business days after a written request to do so;

          (e) by Abtech, if Gateway shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to Gateway;

          (f) by Abtech if the Board of Directors of Gateway or any committee thereof shall have withdrawn or modified in a manner adverse to Abtech its approval or recommendation of the Gateway Proposals, or failed to reconfirm its recommendation within fifteen business days after a written request to do so.

     The party desiring to terminate this Agreement pursuant to the preceding paragraphs (b), (c), (d), (e) and (f) shall give written notice of such termination to the other party in accordance with SECTION 8.5 below.

     7.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE VII, this Agreement (other than as set forth in this SECTION 7.2, SECTION 7.3, SECTION 8.1 and SECTION 8.7) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or

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

financial advisors or other representatives); PROVIDED, HOWEVER, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement.

     7.3 PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to this Article VII, this Agreement shall terminate and the Merger shall be abandoned without further action by Abtech or Gateway, provided that the agreements contained in SECTIONS 7.2, 8.1 AND 8.7 hereof shall remain in full force and effect. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same. Nothing contained in this Agreement shall relieve any party from any liability for any inaccuracy, misrepresentation or breach of this Agreement prior to termination.

                                     ARTICLE VIII
                                    MISCELLANEOUS

     8.1 CONFIDENTIALITY. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law; (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by Gateway and Abtech, any information or documents furnished in connection herewith shall be kept strictly confidential by Abtech, Gateway and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Gateway may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial
information with respect to the other party.   Abtech shall cooperate with
Gateway and provide such information and documents as may be required in connection with any such filings.

     In the event the Merger is not consummated, each party shall use its reasonable best efforts to return to the other any documents furnished by the other and all copies thereof any of them may have made and will hold in absolute confidence any information obtained from the other party except to the extent
(i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iii) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose

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

the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

     8.2 AMENDMENT AND MODIFICATION. To the extent permitted by applicable law, this Agreement may be amended, modified or supplemented only by a written agreement among Abtech, Gateway and Gateway Processing, whether before or after approval of this Agreement by the shareholders of Abtech and Gateway Processing.

     8.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Abtech on the one hand, or Gateway on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Gateway on the one hand, or Abtech on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this SECTION 8.3.

     8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, covenants and agreements of Abtech and Gateway contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time.

     8.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)    IF TO ABTECH, TO:

                 Michael Fadden
                 1701 Hermann Dr., #905
                 Houston, TX.  77004

                         and


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

          (ii)   IF TO GATEWAY OR GATEWAY PROCESSING, TO:

                 Larry J. Horbach
                 Gateway Energy Corporation
                 10842 Old Mill Road - Suite 5
                 Omaha, NE  68154

                 WITH A COPY TO:

                 Cline, Williams, Wright,
                   Johnson & Oldfather
                 1125 South 103rd St., Suite 720
                 Omaha, NE 68124
                 Attention:  Stephen E. Gehring
                 Telephone: (402) 397-1700
                 Fax: (402) 397-1806

     8.6 BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto, except that Gateway Processing may assign to Gateway or any other direct subsidiary of Gateway any and all rights, interests and obligations of Gateway Processing under this Agreement; provided that any assignment by Gateway Processing of any or all of its rights, interests and obligations under this Agreement to Gateway shall require that the Merger contemplated by this Agreement shall then be structured as a direct merger of Abtech with and into Gateway or any other structure approved by Abtech.

     8.7 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     8.8 GOVERNING LAW . This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Texas.

     8.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.10.INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a

Governmental Authority and any other entity; and (ii) the term "AFFILIATE," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person.

     8.11 ENTIRE AGREEMENT. This Agreement and the documents or instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     8.12 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

     8.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

     8.14 THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in , or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto, or, a successor or permitted assign of such a party.

     8.15 BY-LAW WAIVER. Upon the unanimous approval of the Abtech Proposal, the provisions of Section VI 3 of the Abtech By-laws shall be deemed waived in all respects.

     IN WITNESS WHEREOF, Gateway, Gateway Processing and Abtech have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

                                        GATEWAY ENERGY CORPORATION.


                                        By /s/ Larry J. Horbach
                                           ---------------------------
                                             Larry J. Horbach


                                        GATEWAY PROCESSING COMPANY


                                        By  /s/ Larry J. Horbach
                                           ---------------------------
                                             Larry J. Horbach


                                        ABTECH RESOURCES, INC.


                                        By  /s/ Michael T. Fadden
                                           ---------------------------
                                             Michael T. Fadden







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